UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2015

KINDRED HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14057	61-1323993
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

680 South Fourth Street

Louisville, Kentucky

(Address of principal executive offices)

40202-2412

(Zip Code)

Registrant’s telephone number, including area code: (502) 596-7300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2015, Kindred Healthcare, Inc. (the “Company”) issued a press release announcing that the Board of Directors of the Company appointed Kent H. Wallace as Executive Vice President and Chief Operating Officer of the Company, effective as of February 2, 2015.

Prior to joining the Company, Mr. Wallace served as Chief Executive Officer of RegionalCare Hospital Partners Inc., an operator of community hospitals. Prior to that, Mr. Wallace was the President and Chief Operating Officer of Vanguard Health Systems from 2005 to 2013. Mr. Wallace also previously worked for Province Healthcare Company, Tenet Healthcare Corp. and HCA Holdings, Inc.

In connection with this announcement, a subsidiary of the Company entered into an Employment Agreement (the “COO Agreement”) with Mr. Wallace, pursuant to which Mr. Wallace will serve the Company as Executive Vice President and Chief Operating Officer, effective as of February 2, 2015. The COO Agreement has a one-year term which is extended automatically each day by one day unless the Company notifies Mr. Wallace of its intent not to extend the term. Upon such notification, the COO Agreement will terminate in one year. The COO Agreement provides that Mr. Wallace is entitled to an annual base salary of $700,000 and participation in the Company’s short-term incentive plan with a full-year target bonus of 80% of base salary, the Company’s long-term incentive plan with a full-year target bonus of 60% of base salary, the Company’s equity-based plans and other employee benefit plans. Mr. Wallace may receive increases in his base salary as approved by the Executive Compensation Committee of the Company’s Board of Directors. The COO Agreement also provides that the Company will pay Mr. Wallace two one-time lump-sum cash payments of $50,000, with the first payable within sixty (60) days of the effective date of the COO Agreement and the second payable within sixty (60) days following the one-year anniversary of the effective date of the COO Agreement, unless Mr. Wallace’s employment shall have been terminated prior to the date of such payment. The Company also has agreed in the COO Agreement to reimburse Mr. Wallace for up to $15,000 of reasonable attorneys’ fees incurred by Mr. Wallace in connection with the negotiation of the COO Agreement.

The COO Agreement also provides for severance payments under certain circumstances. Following termination for any reason, Mr. Wallace is entitled to receive accrued wages through the date of termination, as well as any amounts owed to him pursuant to the terms and conditions of the benefit plans and programs of the Company. In addition, subject to the execution of a general release of claims satisfactory to the Company, Mr. Wallace is entitled to certain additional payments. If employment is terminated by reason of death or disability, Mr. Wallace is entitled to a prorated portion of his short-term incentive target award in the year of termination. If Mr. Wallace’s employment is terminated by the Company for cause, no additional payments are made under the COO Agreement. If his employment is subject to termination for good reason (as defined in the COO Agreement) or other than for cause (collectively, an “Involuntary Termination”), certain levels of severance payments are provided under the COO Agreement.

If Mr. Wallace’s employment is subject to an Involuntary Termination, the COO Agreement provides for a cash severance payment equal to the prorated portion of the short-term incentive award earned in the year of termination (based upon actual performance) and one and one-half times his base salary and short-term incentive target award in the year of termination. In addition, for an 18 month period following his termination date, Mr. Wallace would be entitled to continued coverage under the Company’s employee benefit plans, additional vesting of service-based restricted stock and performance-based restricted stock awards and stock options, and the opportunity to exercise the options within such time period (but in no event beyond the expiration of the original term of such options).

In connection with entering into the COO Agreement, the Company is expected to award Mr. Wallace restricted shares of the Company’s common stock, par value $0.25 per share, with a grant date fair value equal to $1,000,000, with such restricted shares vesting in equal annual installments over three years.

This description of the material terms of the COO Agreement is qualified by reference to the full text of the COO Agreement, which is attached hereto as Exhibit 10.1.

Also in connection with this announcement, a subsidiary of the Company has entered into a Change-in-Control Severance Agreement with Mr. Wallace (the “Severance Agreement”), effective as of February 2, 2015. The Severance Agreement provides for the payment of severance benefits under certain circumstances. These benefits become payable at any time within two years after a Change in Control of the Company if the Company terminates Mr. Wallace’s employment without Cause or Mr. Wallace terminates employment with the Company for Good Reason (all as defined in the Severance Agreement). The benefits to be afforded Mr. Wallace include (i) a lump sum cash severance payment equal to 2.99 times base salary and short-term incentive target award as of the termination of employment or Change in Control date, whichever is greater, and (ii) continuation of health, dental, life and disability insurance coverage for three years.

This description of the material terms of the Severance Agreement is qualified by reference to the full text of the Severance Agreement, which is attached hereto as Exhibit 10.2.

A copy of the press release issued by the Company related to Mr. Wallace’s appointment as Executive Vice President and Chief Operating Officer is attached hereto as Exhibit 99.1.

Item 8.01.	Other Events.

Incorporated by reference is a press release issued by the Company on January 26, 2015 which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	Employment Agreement to be effective as of February 2, 2015 by and between Kindred Healthcare Operating, Inc. and Kent H. Wallace.

Exhibit 10.2	Change-in-Control Severance Agreement to be effective as of February 2, 2015 by and between Kindred Healthcare Operating, Inc. and Kent H. Wallace.

Exhibit 99.1	Press release dated January 26, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: January 27, 2015	By:	/s/ Joseph L. Landenwich
Joseph L. Landenwich
Co-General Counsel and Corporate Secretary